EXHIBIT  17.1     LETTER OF  RESIGNATION


                                                          16310 Willowpark Drive
                                                                         Tomball
                                                                        TX 77377
                                                                  April 19, 2007


Mr. Alex genin
CEO
First Capital International, Inc.
5120 Woodway Drive
Suite 9024
Houston
TX 77056


Dear Mr. Genin,

RE:  RESIGNATION AS DIRECTOR

Due to continued health problems, I have decided to resign my position as Director of First Capital international, Inc., effective April 20, 2007.

I  appreciate  the  opportunity  and  wish  the  organization  every  success.

Sincerely,
/s/
Henry A. Grebe